Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Arch Capital Group Ltd. of our report dated March 30, 2016 relating to the consolidated financial statements of United Guaranty Corporation, which appears in Arch Capital Group Ltd.'s Current Report on Form 8-K dated January 6, 2017. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
November 3, 2017